SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2005
AZTAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-5440 (Commission File Number)	86-0636534 (I.R.S. Employer Identification Number)
2390 East Camelback Road, Suite 400, Phoenix, Arizona (Address of principal executive offices)		85016 (Zip Code)
Registrant's telephone number, including area code (602) 381-4100
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] [ ] [ ] [ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
(a)

At a meeting of the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of Aztar Corporation (the "Company"), held on May 11, 2005, the Committee took the following actions with regard to the executive officers of the Company listed below.

Salaries

Annual salaries, effective February 25, 2005, their annual review date, were set as follows:

		Nelson W. Armstrong, Jr. Joe C. Cole Meridith P. Sipek	$265,000 $155,000 $230,000

Bonus

Each of these executive officers will be eligible for a bonus that will be based on performance of duties, the Company's financial performance, and the contribution made by the officer in positioning the Company to meet its five-year plan.

Stock Options

On May 11, 2005, these executive officers were granted nonqualified stock options as listed below. The options give the executive officers the right to purchase the respective amount of shares of the Company's common stock at a price of $30.90 per share (the fair market value on the date of grant). The options vest in three equal (or as close to equal as possible) annual installments beginning May 11, 2006. The options expire on May 11, 2015.

		Nelson W. Armstrong, Jr. Joe C. Cole Meridith P. Sipek	20,000 9,000 20,000
	(b)	In addition, the Committee set the fees for the Outside Directors effective May 11, 2005:
		Annual Fee	$ 50,000
Meeting fees for meetings attended:
		Board of Directors Committees (non-chair) Committee Chairpersons	$ 1,500 $ 1,000 $ 1,750
Additional Annual Fee:
		Chairman of the Audit Committee Lead Director	$ 20,000 $ 10,000

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AZTAR CORPORATION
By:	N.W. ARMSTRONG, JR. Nelson W. Armstrong, Jr. Vice President, Administration and Secretary
Date: May 13, 2005

3